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Exhibit 99.3

RULE 438 CONSENT

        In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Pacific Financial Corporation ("Pacific") in the registration statement on Form S-4 to be filed by Pacific with the Securities and Exchange Commission on or about November 24, 2003.

/s/ JOHN R. FERLIN John R. Ferlin
Date Signed: 11/18/03

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RULE 438 CONSENT